Exhibit 1.1

Execution Copy

THIRD POINT REINSURANCE LTD.

15,000,000 Common Shares

UNDERWRITING AGREEMENT

November 13, 2017

J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

Ladies and Gentlemen:

Third Point Reinsurance Ltd., a Bermuda exempted company (the “Company”), and the persons listed in Schedule 2 hereto (the “Selling Shareholders”), confirm their respective agreements with J.P. Morgan Securities LLC (the “Underwriter”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter, of an aggregate of 15,000,000 common shares, par value $0.10 per share, of the Company, (the “Underwritten Shares”), and (ii) the grant by the Selling Shareholders, acting severally and not jointly, to the Underwriter, of the option to purchase up to an additional 2,250,000 common shares of the Company (collectively, the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The common shares of the Company to be issued and outstanding after giving effect to the sale of the Shares are referred to herein as the “Common Shares.” The number of Common Shares to be sold by each Selling Shareholder is the number of shares set forth opposite the name of such Selling Shareholder in Schedule 2 hereto.

The Company and the Selling Shareholders hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”). The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-221518), including a prospectus relating to the Shares, which became effective upon filing with the Commission. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Base Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness, the term “Preliminary Prospectus” means each preliminary prospectus supplement specifically relating to the Shares, filed together with the Base Prospectus pursuant to Rule 424(b), and the term “Final Prospectus” means the prospectus supplement, together with the Base Prospectus, in the form first used (or made available upon request of purchasers pursuant to Rule

173 under the Act) in connection with confirmation of sales of the Shares, to be filed with the Commission in accordance with Rules 415 and 424(b) under the Act. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Final Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Registration Statement with the Commission and prior to the termination of the offering of the Shares by the Underwriter.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated November 13, 2017 (the “Pricing Prospectus”), the other information listed on Schedule 1 and each Issuer Free Writing Prospectus.

As used in this Agreement:

“Applicable Time” means 4:30 P:M, New York City time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Annex B to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

2. Purchase of the Shares by the Underwriter. Each of the Selling Shareholders agrees, severally and not jointly, to sell, the Underwritten Shares to the Underwriter pursuant to the terms of this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase at a price per share (the “Purchase Price”) of $15.57, from each of the Selling Shareholders the number of Underwritten Shares set forth opposite the name of such Selling Shareholder in Schedule 2 hereto.

In addition, each of the Selling Shareholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell, to the Underwriter as provided in this Agreement the number of Option Shares set forth opposite the name of such Selling Shareholder in Schedule 2 hereto, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase the Option Shares from each Selling Shareholder at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

The Underwriter may exercise the option to purchase Option Shares at any time in whole or from time to time in part, on or before the thirtieth day following the date of the Final Prospectus, by written notice from the Underwriter to the Company and the Selling Shareholders, provided, however, that such option may not be exercised more than twice. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the seventh full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(a) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Shareholders or any of them to the Underwriter, in the case of the Underwritten Shares, at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, at 10:00 A.M., New York City time, on November 16, 2017, or at such other time or place on the same or such other date, not later than ten business days thereafter, as the Underwriter, the Company and the Selling Shareholders may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the accounts of the Underwriter of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Shareholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

(b) Each of the Company and each Selling Shareholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, the Underwriter is not advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Shareholders.

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter and the Selling Shareholders that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Pricing Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Act, and the Pricing Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information (as defined below).

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) any General Use Free Writing Prospectus. Each such Issuer Free Writing Prospectus , as of its date and as of the Applicable Time, (i) did not include any information that conflicted with the information contained in the Registration Statement or the Pricing Disclosure Package, (ii) complied with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including retention, where required, and legending, (iii) has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and (iv) when taken together with the Pricing Disclosure Package, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with any Underwriter Information.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof. The Registration Statement became effective upon filing with the Commission. No stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued by the Commission, and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Final Prospectus and any amendment or supplement thereto, and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information. The documents incorporated, or to be incorporated, by reference in the Final Prospectus, at the time filed with the Commission, conformed or will conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”).

(e) Offering Material. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus(es), the Final Prospectus, the General Use Free Writing Prospectus(es) and each Limited Use Free Writing Prospectus approved in writing in advance by the Underwriter and other materials, if any, permitted under the Act and consistent with Section 5(c) below. To the extent it is required to do so, the Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(f) Well-known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act, and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

(g) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there has not been any material change in the share capital (other than the issuance of common shares upon exercise of share options and warrants described as outstanding in, and the vesting of restricted shares and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Final Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations, or business prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(i) Organization and Good Standing. The Company and each of the Company’s subsidiaries listed on Schedule 3 (such subsidiaries, the “Designated Subsidiaries”) have been duly organized and are validly existing and in good standing, or the equivalent thereof, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing or the equivalent thereof with respect to the laws of foreign countries in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 hereto.

(j) Capitalization. The Company has authorized capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; all the issued and outstanding common shares of the Company (including the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Pricing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and all the issued and outstanding shares or other equity interests of each subsidiary wholly owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, in each case except as otherwise described in the Registration Statement or as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has issued any debt securities, other than the 7.00% Senior Notes due 2025 issued by Third Point Re (USA) Holdings Inc., or preferred shares that are currently outstanding.

(k) Due Authorization. The Company has the necessary corporate power and authority to enter into and perform its obligations under this Agreement. The Company has taken all corporate action required to authorize the execution, delivery and performance of this Agreement.

(l) Underwriting Agreement. This Agreement has been duly executed and delivered by or on behalf of the Company.

(m) No Violation or Default. Neither the Company nor any of the Designated Subsidiaries is (i) in violation of its memorandum of association or bye-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Designated Subsidiaries is a party or by which the Company or any of the Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of the Designated Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the Company, any of the Designated Subsidiaries or their properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Designated Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Designated Subsidiaries is a party or by which the Company or any of the Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of the Designated Subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum of association or bye-laws or similar organizational documents of the Company or any of the Designated Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of this Agreement, the offering and sale of the Shares pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Act and the Exchange Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter, and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA (as defined below), except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(p) Withholdings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, under current laws and regulations of Bermuda and any political subdivision thereof, all dividends and other distributions declared and payable on the Common Shares may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(q) Exchange Controls. There are no currency exchange control laws in Bermuda (or any political subdivision or taxing authority thereof) that would be applicable to the payment of any amounts (A) under the Common Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company’s subsidiaries to the Company; the Company is an “exempted company” under Bermuda law and has not (V) acquired and does not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and does not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted its business in a manner that is prohibited for “exempted companies” under Bermuda law; neither the Company nor Third Point Reinsurance Company Ltd. has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its status as an “exempted company”.

(r) Bermuda Taxes. The Company has received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Pricing Disclosure Package and the Final Prospectus under the caption “Certain Tax Considerations—Bermuda Tax Considerations” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(s) Legal Proceedings. Other than as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement or the Pricing Disclosure Package that are not so described in the Registration Statement or the Pricing Disclosure Package and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Pricing Disclosure Package that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(t) Independent Accountants. Ernst & Young, Ltd., who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(u) Title to Real and Personal Property. The Company and its subsidiaries collectively have valid rights to lease or otherwise use all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Title to Intellectual Property. The Company and its subsidiaries collectively own, possess, license or have adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of the business of the Company and its subsidiaries taken as a whole as currently conducted and as proposed to be conducted, and the conduct of their respective businesses does not conflict in any material respect with any such valid rights of others. The Company has not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Pricing Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will not be (i) required to register as an “investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) be “controlled” by a company required to be registered as an investment company within the meaning of the Investment Company Act.

(y) Taxes. The Company and the Designated Subsidiaries have paid all U.S. federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof other than taxes being contested in good faith and for which adequate reserves have been provided or taxes currently payable without penalty or interest, except to the extent that the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there is no tax deficiency that has been asserted against the Company or any of the Designated Subsidiaries or any of their respective properties or assets, except as would not reasonably be expected to have a Material Adverse Effect.

(z) Licenses and Permits. The Company and the Designated Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of the Designated Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(aa) Insurance Licenses. Each of Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. (each an “Insurance Subsidiary,” and collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all domestic and foreign insurance regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of Company or its Insurance Subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company or such Insurance Subsidiary or in any case where it would be reasonably expected that (x) the Company or such Insurance Subsidiary would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business as a result of not having any additional authorization, approval, order, consent, certificate, permit, registration or qualification, and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would reasonably be expected to have a Material Adverse Effect. No insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has (i) except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted or (ii) except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(bb) Treaties, Contracts and Arrangements. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, all material retrocessional and reinsurance treaties, contracts and arrangements to which the Company or any Insurance Subsidiary is a party are in full force and effect.

(cc) Insurance Reserving. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, since January 1, 2016, the Company and Third Point Reinsurance Company Ltd. have made no material change in their insurance reserving practices.

(dd) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(ee) Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is subject to Title IV of ERISA or the funding rules of Section 412 of the Code or Section 302 of ERISA, (iv) neither the

Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan.

(ff) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are designed to ensure that information relating to the Company and its subsidiaries is accumulated and communicated to the Company’s principal executive officer and principal financial officer by others within those entities.

(gg) Accounting Controls. The Company maintains a system of internal accounting controls with respect to itself and its subsidiaries sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Disclosure Package and the Final Prospectus, the Company is not aware of (i) any significant deficiencies or material weaknesses in its internal controls over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting (it being understood that this subsection will not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of a date that is earlier than such date on which the Company would otherwise be required to so comply under applicable law).

(hh) Insurance Laws. Each of the Company and the Insurance Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of Bermuda and each other jurisdiction applicable thereto, except where failure, individually or in the aggregate, to file such return, report, document or information would not reasonably be expected to have a Material Adverse Effect; and each of the Company and its subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of Bermuda and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or its subsidiaries is required to file statutory financial returns, reports, documents or other information under the Insurance Laws of the United States and the various states thereof, or is required to maintain its books and records in accordance with, or otherwise in compliance with, the Insurance Laws of the United States.

(ii) Tax Matters. Based upon and subject to the assumptions and qualifications set forth in the Registration Statement under the caption “Certain Tax Considerations” and “Risk Factors—Risks Relating to Taxation—United States persons who own our shares may be subject to United States federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of shares” and “—Change in United States tax laws may be retroactive and could subject us to increased taxes and/or United States persons who own our shares to United States income taxation on our undistributed earnings and could adversely affect our operations and financial condition,” (A) for purposes of the rules relating to passive foreign investment companies under section 1291 of the U.S. Internal Revenue Code, (i) the Company believes that its financial reserves will be consistent with industry standards and will not be in excess of the reasonable needs of the Company and its subsidiaries’ insurance business, and (ii) the Company believes that it will be actively engaged in insurance activities that involve sufficient transfer of risk, and (B) neither the Company nor any of its subsidiaries should be considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the U.S. Internal Revenue Code.

(jj) Insurance Income. The Company believes that each of the Company’s Insurance Subsidiary’s gross related person insurance income (as defined in Section 953(c)(2) of the Code) will not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

(kk) Insurance. The Company maintains insurance covering its and its subsidiaries’ respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) received notice that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer thereof, nor, to the Company’s knowledge, any other employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has (i) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage for or on behalf of the Company or any of its subsidiaries; (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(mm) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Compliance with OFAC. Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any other employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (x) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Crimea and Syria).

(oo) No Restrictions on Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(pp) No Broker’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale by the Company of the Shares.

(qq) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Shareholders hereunder.

(rr) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or which has constituted or would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ss) Lock-Up Agreements. Each of the Company’s executive officers and directors and each Selling Shareholder, in each case, as listed on Schedule 4 hereto, has executed and delivered to the Underwriter a lock-up agreement (each, a “Lock-Up Agreement”) substantially as set forth in Exhibit A hereto, as contemplated by Section 7(o) hereof.

(tt) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu) Status under the Act. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause(ii)), the Company was not an “ineligible issuer” (as defined in Rule 405 under the Act), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(vv) No Stamp Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Shares to the account of the Underwriter or (B) the sale and delivery outside Bermuda by the Underwriter of the Shares to the initial purchasers thereof.

4. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally represents and warrants to the Underwriter and the Company that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder, except for such consents, approvals, authorizations and orders as would not reasonably be expected to impair in any material respect the consummation of the Selling Shareholders’ obligations hereunder.

(b) No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder (to the extent not a natural person) or (iii) result in the violation of any material law or statute or any judgment, order, rule or regulation of any court or governmental agency or regulatory authority having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except for any such conflict, breach, violation or default that would not reasonably be expected to impair in any material respect the consummation of the Selling Shareholders’ obligations hereunder.

(c) Uncertificated Shares. The Shares to be sold by such Selling Shareholder pursuant to this Agreement will be uncertificated securities in the form of book-entry credits registered in the name of such Selling Shareholder. Delivery of the Shares to the Underwriter shall be made through appropriate book-entry transfer through the facilities of DTC.

(d) Delivery of Shares. Immediately prior to the Closing Date or the Additional Closing Date, as the case may be, such Selling Shareholder will be the beneficial or record holder of the Shares to be sold by such Selling Shareholder hereunder with full dispositive power thereover, and such Selling Shareholder holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares through the facilities of DTC, payment therefor pursuant hereto and the crediting of the Shares being purchased by the Underwriter to a securities account or securities accounts of the Underwriter maintained with DTC in accordance with Section 8-501 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), assuming that the Underwriter has no notice (within the meaning of Section 8-105 of the UCC) of any adverse claims (as defined in Section 8-102 of the UCC) to such Shares, the Underwriter will acquire a valid security entitlement (as defined in Section 8-102 of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (as defined in Section 8-102 of the UCC) may be asserted against such Underwriter with respect to such security entitlement.

(e) No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any equity security of the Company to facilitate the sale or resale of the Shares.

(f) Pricing Disclosure Package. To the extent that any statements or omissions made in the Pricing Disclosure Package or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein (the “Selling Shareholder Information”), such Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company, the Selling Shareholders and the Underwriter acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Pricing Disclosure Package or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Shareholders and the number of shares owned and the number of shares proposed to be sold by the Selling Shareholders under the caption “Selling Shareholder” in the Pricing Disclosure Package.

(g) ERISA. Such Selling Shareholder is not (A) an employee benefit plan subject to ERISA, (B) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(h) Registration Statement and Prospectus. To the extent that any statements or omissions made in the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, are made in reliance upon and in conformity the Selling Shareholder Information, as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and as of the Closing Date and as of the Additional Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company, the Selling Shareholders and the Underwriter acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Registration Statement, Final Prospectus or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Shareholders and the number of shares owned and the number of shares proposed to be sold by the Selling Shareholders under the caption “Selling Shareholder” in the Registration Statement and Final Prospectus.

5. Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:

(a) Required Filings. The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act; and will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 12:00 noon, New York City time, on the second business day following the execution and delivery of this Agreement in such quantities as the Underwriter may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, six (6) conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Final Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the reasonable opinion of external counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Shares by the Underwriter or any dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Final Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably object promptly following notice thereof.

(d) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus or any amendment to the Final Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Final Prospectus, or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Final Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, or such Issuer Free Writing Prospectus, as applicable, is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Final Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with the Act and the Exchange Act, the Company will as promptly as is practicable notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented would not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with the Act and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with the Act, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented would not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with the Act.

(f) Blue Sky Compliance. The Company will use commercially reasonable efforts to take such action as the Underwriter may reasonably request to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) amend the Company’s memorandum of association or bye-laws.

(g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable (which availability may be satisfied by filing with the Commission’s Electronic Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”)) an earnings statement of the Company (which need not be audited) that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(h) Restriction on Sale of Common Shares. During a period of 60 days after the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, file any registration statement under the Act with respect to any of the foregoing, or publicly disclose the intention to take any of the foregoing actions, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any Common Shares issued by the Company upon the exercise of an option or warrant or any registration statement with respect thereto or the conversion of a security outstanding on the date hereof and referred to in the Final Prospectus, and for purposes of clarity, the Company shall be permitted to withhold Common Shares to satisfy (1) an employee’s applicable withholding taxes upon the conversion of such securities, and (2) the aggregate exercise price of an option, in each case, with the number of Common Shares withheld by the Company having a fair market value equal to the applicable withholding taxes and/or aggregate exercise price of Common Shares otherwise issuable to the employee, as applicable, (B) any Common Shares issued or options to purchase Common Shares or other equity based awards granted pursuant to existing or proposed employee benefit plans of the Company referred to in the Final Prospectus, (C) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (D) the filing of any registration statement on Form S-8, (E) the entry into an agreement providing for the issuance of Common Shares or any securities convertible into or exercisable for Common Shares, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its Subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of Common Shares issued pursuant to this clause (E) during the 60-day period shall not exceed 10% of the total number of Common Shares issued and outstanding at the Closing Date, and provided further that any recipient of Common Shares pursuant to this clause (E) agrees in writing to be bound by restrictions substantially similar to those contained in the preceding paragraph for the balance of the 60-day period.

The Underwriter, in its sole discretion, may agree to release or waive the restrictions set forth in Section 6(a) or a lock-up letter described in Section 7(o) hereof for an officer or director of the Company, provided that a notice of the impending release or waiver in the form of Exhibit B is delivered to the Company at least three business days before the effective date of the release or waiver.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(k) Exchange Listing. The Company will use commercially reasonable efforts maintain the listing of the Shares on the New York Stock Exchange (the “Exchange”).

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6. Further Agreements of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees with the Underwriter that:

(a) Lock-Up Agreements. Each Selling Shareholder has duly executed and delivered a Lock-Up Agreement and each such Lock-Up Agreement has been duly authorized by such Selling Shareholder;

(b) Tax Form. It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the financial strength or claims-paying ability of the Company or any of its subsidiaries by A.M. Best Company, Inc. (“A.M. Best”), and (ii) no notice shall have been given publicly by A.M. Best, nor otherwise received by the Company from A.M. Best, of any intended or potential downgrading of, or that it has under surveillance or review, or has changed its outlook with respect to, its rating of the financial strength or claims-paying ability of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in by the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus.

(e) Officer’s Certificate. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Underwriter (i) confirming that such officer has reviewed the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of the Selling Shareholders, in form and substance reasonably satisfactory to the Underwriter, (A) confirming that the representations of the Selling Shareholders set forth in Sections 4(e) and 4(f) hereof are true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f) CFO Certificate. The Underwriter shall have received on and as of the Closing Date, a certificate of the chief financial officer of the Company in the form attached hereto as Annex D with respect to certain financial numbers and amounts included in the Registration Statement, Pricing Disclosure Package and Final Prospectus.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young, Ltd. shall have furnished to the Underwriter, a comfort letter and bring-down comfort letter, dated the respective dates of delivery thereof and addressed to the Underwriter, in the form attached hereto as Annex E with respect to the financial statements and certain financial information relating to the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be, unless otherwise agreed by the Underwriter.

(h) Opinion and 10b-5 Statement of Counsel for the Company. Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, substantially in the form set forth in Annex A-1 hereto.

(i) Opinion of Bermuda Counsel for the Company. Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, substantially in the form set forth in Annex A-2 hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Willkie Farr & Gallagher LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion of Counsel for Selling Shareholders. Debevoise & Plimpton LLP and Maples and Calder, counsels for the Selling Shareholders, shall each have furnished to the Underwriter, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, substantially in the forms set forth in Annex A-3 and Annex A-4, respectively, hereto.

(l) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Shareholders; and no injunction or order of any federal, state or foreign court having jurisdiction over the Company or the Selling Shareholders shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Shareholders.

(m) Good Standing. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing (or the equivalent thereof, if any, with respect to the law of foreign countries) of the Company and the Designated Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been conditionally approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(o) Lock-up Agreements. On the date of this Agreement, the Underwriter shall have received Lock-Up Agreements, duly executed by each of the persons listed on Schedule 4 hereto.

(p) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

8. Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers and agents, each broker dealer affiliate of the Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented and reasonable legal fees and other expenses reasonably incurred in connection with investigating or defending any such action or claim asserted), joint or several, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus listed on Annex B hereto (taken together with the Pricing Disclosure Package), or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information.

(b) Indemnification of the Underwriter by the Selling Shareholders. Each of the Selling Shareholders severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented and reasonable legal fees and other expenses reasonably incurred in connection with investigating or defending any such action or claim asserted) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus listed on Annex B hereto (taken together with the Pricing Disclosure Package), or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Prospectus, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus listed on Annex B hereto, in each case in reliance upon and in conformity with the Selling Shareholder Information; provided, however, that the Underwriter acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Registration Statement, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus listed on Annex B hereto, is the Selling Shareholder Information; provided, further, that (x) the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus listed on Annex B hereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein and (y) the liability of the Selling Shareholders pursuant to this subsection (b) shall not exceed the net proceeds to the Selling Shareholders, as set forth in the Pricing Prospectus.

(c) Indemnification of the Company and the Selling Shareholders. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Selling Shareholders, their directors and officers and any control person of such Selling Shareholders, to the same extent as the indemnity set forth in paragraph (a) above (including, without limitation, documented and reasonable legal fees and other expenses reasonably incurred in connection with investigating or defending any such action or claim asserted), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus (or any amendment or supplement thereto), the Registration Statement, the Final Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus listed on Annex B hereto (taken together with the Pricing Disclosure Package) (collectively, the “Underwriter Information”), being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”, and the information contained in the eleventh and twelfth paragraph under the caption “Underwriting”.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure, and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person), and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an Indemnifying Person or Persons shall be liable for the fees and expenses of an additional firm or firms of attorneys to the extent that (i) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would present such counsel with a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Indemnifying Person. It is understood that the Indemnifying Person or Persons shall not, in connection with any one action or proceeding or separate but substantially similar actions arising out of the same allegations be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding). No Indemnifying Person shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person, other than pursuant to its terms, or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter on the other, from the offering of the Shares. If the allocation provided by the preceding sentence is not permitted by applicable law or if the Indemnified Person failed to give the notice required under subsection (d) above, then each Indemnifying Person shall contribute, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses but after deducting underwriting discount and commissions) received by the Company and the Selling Shareholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraph (e) above: (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which such Selling Shareholder’s Underwritten Shares were offered to the public, net of underwriting discounts and commissions relating to such Shares, exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE MKT LLC or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States that would reasonably be expected to affect the settlement of the Shares shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus.

12. [Reserved]

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (ii) the fees and expenses of the Company’s counsel and independent accountants; (iii) the fees and expenses, in an aggregate amount not to exceed $25,000, incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum including the related fees and expenses of counsel for the Underwriter; (iv) the cost of preparing share certificates; (v) the costs and charges of any transfer agent and any registrar; (vi) all expenses, not to exceed $25,000, and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, that the costs associated with the chartering of an aircraft used by the Company and the Underwriter to attend meetings with prospective purchasers of the Shares will be allocated between the Company and the Underwriter in proportion to the relative usage by representatives of the Company, including its investment manager, on the one hand and representatives of the Underwriter on the other hand; and (viii) all expenses and application fees related to the listing of the Shares on the Exchange, provided, however, that except as provided in this Section 13, the Underwriter will pay all its own costs and expenses, including any advertising and fees, disbursements and expenses of counsel for the Underwriting.

(b) [Reserved].

(c) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Shareholders for any reason fail to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Selling Shareholders agree to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriter.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Bermuda; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

17. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to the Underwriter at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (fax: 212 622-8358); with a copy to Michael Groll, Willkie Farr & Gallagher

LLP, 787 Seventh Avenue, New York, NY 10019. Notices to the Company shall be given to it at Third Point Reinsurance Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08 Bermuda (fax: +1.441.542.3329); Attention: General Counsel, with a copy to Steven J. Slutzky, Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022. Notices to the Selling Shareholders shall be given to KEP TP Holdings, L.P. and KIA TP Holdings, L.P. at 320 Park Avenue, 24th Floor, New York, NY 10022, with a copy to Steven J. Slutzky, Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-5 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

THIRD POINT REINSURANCE LTD.

By:	/s/ Janice R. Weidenborner
Name: Janice R. Weidenborner
Title: Executive Vice President, Group General
Counsel and Secretary

By:	/s/ Christopher S. Coleman
Name: Christopher S. Coleman
Title: Chief Financial Officer

KEP TP HOLDINGS, L.P.

By:	KEP VI (CAYMAN) GP LTD., its general partner

By:	/s/ Howard A. Matlin
Name: Howard A. Matlin
Title: Director, Vice President and Treasurer

KIA TP HOLDINGS, L.P.

By:	KELSO GP VIII (CAYMAN), L.P., its general partner

By:	KELSO GP VIII (CAYMAN), LTD, its general partner

By:	/s/ Howard A. Matlin
Name: Howard A. Matlin
Title: Director, Vice President and Chief
Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: November 13, 2017

J.P. MORGAN SECURITIES LLC, as the Underwriter

By:	/s/ Drummond S. Rice
Name: Drummond S. Rice
Title: Vice President

[Signature Page to Underwriting Agreement]

Schedule 1

1. The public offering price per share for the Shares as to each investor shall be the price paid by such investor.

2. Shares Offered – 15,000,000 Underwritten Shares and 2,250,000 Option Shares.

1

Schedule 2

Selling Shareholders:	Number of Underwritten Shares:	Number of Option Shares
KEP TP Holdings, L.P.	2,299,599	344,940
KIA TP Holdings, L.P.	12,700,401	1,905,060
Total	15,000,000	2,250,000

1

Schedule 3

Designated Subsidiaries of Third Point Reinsurance Ltd.

Third Point Re (UK) Holdings Ltd.

Third Point Re (USA) Holdings Inc.

Third Point Reinsurance (USA) Ltd.

Third Point Reinsurance Company Ltd.

Third Point Re Marketing (UK) Limited.

1

Schedule 4

Persons Executing Lock-Up

1.	John R. Berger

2.	Christopher L. Collins

3.	Steven E. Fass

4.	Mary R. Hennessy

5.	Rafe de la Gueronniere

6.	Joshua L. Targoff

7.	Mark Parkin

8.	J. Robert Bredahl

9.	Christopher S. Coleman

10.	Yan Leclerc

11.	Daniel V. Malloy

12.	Jonathan Norton

13.	Janice R. Weidenborner

14.	Manoj K. Gupta

15.	KEP TP Holdings, L.P.

16.	KIA TP Holdings, L.P.

1

Annex A-1

Form of Opinion of Counsel for the Company

Form of 10b-5 Statement of Counsel for the Company

Annex A-2

Form of Opinion of Bermuda Counsel for the Company

Annex A-3

Form of Opinion for the Selling Shareholders

Annex A-4

Form of Cayman Opinion for KIA TP Holdings, L.P.

Form of Cayman Opinion for KEP TP Holdings, L.P.

Annex B

Issuer Free Writing Prospectuses

Press release, dated November 14, 2017, titled “Third Point Reinsurance Ltd. Announces Pricing of Offering of 15,000,000 Common Shares By Selling Shareholders”.

Annex C

Form of CFO Certificate

Annex D

Comfort Letter

Exhibit A

Form of Lock-Up Agreement

LOCK-UP AGREEMENT

             , 2017

J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

Re:	Third Point Reinsurance Ltd. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Third Point Reinsurance Ltd., a Bermuda exempted company (the “Company”) and the Selling Shareholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) of common shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In recognition of the benefit that the Public Offering will confer upon the undersigned and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, during the period beginning on the date of the final prospectus for the Public Offering (the “Prospectus”) and ending 60 days after the date of such Prospectus (the “Lock-Up Period”), the undersigned will not, without your prior written consent, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company, par value $0.10 per share (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose (i) the intention to make any offer, sale, pledge or disposition, or (ii) a demand for, the exercise of any right with respect to, the intention to demand for, or the intention to exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, in each case other than the Securities to be sold by the undersigned pursuant to the Underwriting Agreement or as described below.

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Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Common Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) by will upon the death of the undersigned or intestate succession, (iv) pursuant to a court or other regulatory agency, (v) in transactions relating to Common Shares or other securities acquired in the open market after the completion of the Public Offering, (vi) the exercise of warrants or share options granted pursuant to the Company’s share option or incentive plans or otherwise outstanding on the date hereof, where any Common Shares or any other class of the Company’s capital stock received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, (vii) to the Company for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Shares or any other class of the Company’s capital stock or the vesting of any restricted share awards granted by the Company pursuant to employee benefits plans or arrangements described in the Final Prospectus, in each case on a “cashless” or “net exercise” basis, where any Common Shares or any other class of the Company’s capital stock received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement, (viii) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act, (ix) any demands or requests for or the taking of any action in preparation of the registration by the Company under the Securities Act of the undersigned’s Common Shares (provided that no registration statement shall be filed under the Securities Act with respect to the undersigned’s Common Shares during the Lock-Up Period), (x) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares or any other class of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transactions is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement, (xi) in connection with bona fide gifts of shares of Common Shares or any other class of the Company’s capital stock to charitable organizations by the undersigned, its affiliates or any investment fund or other entity controlled or managed by or under common control or management with, the undersigned, provided that the donee or donees agrees to be bound in writing by the restrictions set forth herein, and (xii) with your prior written consent. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, association or other entity, the undersigned may transfer its Common Shares to (i) any of its (x) subsidiaries, (y) affiliates, or (z) in the case of a partnership, any of the partners of such partnership or any of the partners of the general partner of such partnership or (ii) any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement; provided, however, that in the case of any transfer or distribution pursuant to clause (i) or (ii), it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding Common Shares subject to the provisions of this

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Letter Agreement and there shall be no further transfer of such Common Shares except in accordance with this Letter Agreement; provided, that any such transfer shall not involve a disposition for value; and provided, further, that in the case of any such transfer or distribution, no filing by any party (donor, donee, transferor or transferee) with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

The undersigned agrees and consents to the entry of stop transfer instructions with any of the Company’s duly appointed transfer agent and registrar against the transfer of the undersigned’s Common Shares. In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement shall be terminated (other than the provisions thereof that survive termination) prior to the payment for and delivery of the Securities, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME]

By:
Name:
Title:

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Exhibit B

[Form of Waiver of Lock-up]

[UNDERWRITER]

Public Offering of Common Shares

        , 2017

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by [Selling Shareholders] of                common shares, $ 0.10 par value (the “Common Shares”), of Third Point Reinsurance, Ltd. (the “Company”) and the lock-up letter dated    , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated    , 2017, with respect to                common shares (the “Shares”).

[                ] hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•], 2017. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

cc: Company